Filed pursuant to Rule 433(d)
Registration Statement No. 333-131136

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such offered certificates, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the offered certificates.
You may withdraw your indication of interest at any time.

CMLTI 2006-WFHE4

Term Sheet	Date Prepared: October 24, 2006
Citigroup Mortgage Loan Trust 2006-WFHE4 Asset-Backed Certificates,
Series 2006-WFHE4

Approximate Total Offered Size: $[877,294,000]
Citigroup Global Markets Realty Corp.
Seller
Wells Fargo Bank N.A.
Servicer
Citigroup Mortgage Loan Trust Inc.
Depositor

Tranche	Amount(1)	Int. Type / Class(2)	Initial Credit Enhancement(4)	Ratings (S&P/Moodys/DBRS)			WAL (Call/ Mat)(3)		Window (Call/ Mat)(3)
OFFERED CERTIFICATES
A-1	369,952,000	FLT/SR/SEQ	21.85%	AAA	Aaa	AAA	1.00	1.00	1-21	1-21
A-2	157,689,000	FLT/SR/SEQ	21.85%	AAA	Aaa	AAA	2.00	2.00	21-29	21-29
A-3	100,654,000	FLT/SR/SEQ	21.85%	AAA	Aaa	AAA	3.00	3.00	29-61	29-61
A-4	75,250,000	FLT/SR/SEQ	21.85%	AAA	Aaa	AAA	5.89	7.63	61-73	61-175
M-1	37,360,000	Floating / Mezz	17.70%	AA+	Aa1	AA (high)	4.77	5.26	48-73	48-146
M-2	41,412,000	Floating / Mezz	13.10%	AA	Aa2	AA	4.52	4.98	43-73	43-139
M-3	16,205,000	Floating / Mezz	11.30%	AA-	Aa3	AA (low)	4.39	4.83	42-73	42-128
M-4	14,854,000	Floating / Mezz	9.65%	A+	A1	A (high)	4.35	4.77	41-73	41-123
M-5	14,404,000	Floating / Mezz	8.05%	A	A2	A	4.31	4.71	40-73	40-118
M-6	9,003,000	Floating / Mezz	7.05%	A-	A3	A (low)	4.29	4.66	40-73	40-112
M-7	10,353,000	Floating / Mezz	5.90%	BBB+	A3	BBB (high)	4.26	4.59	39-73	39-107
M-8	8,102,000	Floating / Mezz	5.00%	BBB	Baa1	BBB (high)	4.25	4.55	39-73	39-101
M-9	9,452,000	Floating / Mezz	3.95%	BBB-	Baa2	BBB	4.22	4.46	38-73	38-96
M-10	12,604,000	Floating / Mezz	2.55%	BB+	Baa3	BBB (low)	4.22	4.34	37-73	37-88
NON-OFFERED CERTIFICATES
M-11	9,002,000	Floating / Mezz	1.55%	BB	Ba2	BB (high)	4.06	4.06	37-73	37-74

(1) Certificate sizes are subject to change (+/- 10%)
(2) The Class A Certificates will bear interest at variable rates, and their respective margins will increase by 2x following the Optional Termination Date; the Class M Certificates will bear interest at variable rates and their margins will increase by 1.5x following the Optional Termination Date
(3) Based on Pricing Prepayment Assumption
(4) Includes Overcollateralization

Transaction Overview:
Sole Manager:	Citigroup Global Markets, Inc	Expected Pricing Date:	[October 27, 2006]
Rating Agencies:	S&P / Moody’s / DBRS	Expected Settlement Date:	[November 30, 2006]
Trustee:	[U.S. Bank, National Association]	Trust Administrator	[Citibank N.A.]

For Further Information:

Mortgage Finance Perry Defelice (212) 723-1153 Taruna Reddy (212) 723-6748 Kapil Dargan (212) 723-6195 Ranie Guo (212) 723-6557	MBS Trading Stephen Weinstein (212) 723-6325 Phil Seares (212) 723-6325 Supriya Bajoria (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-5386 Noel Doromal (212) 723-9026 Tai Wu (212) 723-5859

*All numbers are preliminary and subject to change.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time

TRANSACTION SUMMARY

Title of Securities:	Citigroup Mortgage Loan Trust 2006-WFHE4, Asset-Backed Certificates, Series 2006-WFHE4

Offered Certificates:
Approximately $[703,545,000] senior floating-rate certificates (the Class A-1, Class A-2, Class A-3, Class A-4 Certificates) and approximately $[173,749,000] mezzanine floating-rate certificates (the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, and Class M-10 Certificates).

Non-Offered Certificates:	Class M-11, Class CE, Class P, Class R and Class R-X Certificates

Class A Certificates:	Class A-1, Class A-2, Class A-3, and Class A-4 Certificates.

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates

Seller:	Citigroup Global Markets Realty Corp.

Originator:	Wells Fargo Bank N.A. (100.00%)

Servicer:	Wells Fargo Bank N.A. Wells Fargo Bank N.A. currently has a Servicer Quality rating of “SQ1” by Moodys, a rating of “Strong” by S & P as a Primary Servicer of subprime residential mortgage loans

Depositor:	Citigroup Mortgage Loan Trust Inc.

Credit Risk Manager:	[TBD]

Trust Administrator:	Citibank N.A.

Trustee:	U.S. Bank, National Association

Cap Provider:	TBD

Swap Provider:	TBD

PMI Insurer	United Guaranty Corporation

Mortgage Loans:
Approximately [5,782] adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $900,250,726.

The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the aggregate principal balance, range of mortgage rates, maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 10%.

Closing Date:	On or about November 30, 2006.

Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing in December 2006.

Cut-Off Date:	November 1, 2006.

Payment Delay:	The Offered Certificates have a 0 day delay.

Day Count:	The Offered Certificates are Actual/360.

Administrative Fee Rate:	Sum of the Servicing Fee Rate, Credit Risk Manager Fee Rate and PMI Insurer Fee Rate equal to [0.77%] per annum.

Denomination:	$25,000 and multiples of $1 in excess thereof.

Legal Final Maturity:	For all classes the legal final maturity is expected to be November 2036.

SMMEA Eligibility:	None of the Offered Certificates will be SMMEA eligible.

ERISA Eligibility:	All the Offered Certificates are expected to be ERISA eligible - subject to one or more investor-based exemptions.

Tax Status:	The Offered Certificates will be treated as REMIC regular interests for federal income tax purposes.

STRUCTURE SUMMARY

Structure:	Senior/Subordinate/Overcollateralization Structure

Prepayment Assumption:
2-year and shorter Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-22; 60.0% CPR for months 23-27; 35.0% CPR for months 28 and thereafter.

3-year and longer Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-34; 60.0% CPR for months 35-39; 35.0% CPR for months 40 and thereafter.

Fixed-rate Mortgage Loans: 4.0% CPR growing to 23.0% CPR over 12 months and remaining at 23.0% CPR thereafter.

Pass-Through Rate:
➢  The monthly Pass-Through Rate for the Class A and Class M Certificates on each Distribution Date is the lesser of:
•  (1) the Formula Rate
•  (2) the Net WAC Cap for that Distribution Date
➢  The Formula Rate for the Class A and Class M Certificates is as follows:
•  On or prior to the Optional Termination Date: The lesser of (i) 1-Month LIBOR plus a margin which will be set at pricing for the Class A and Class M Certificates and (ii) the maximum cap rate.
•  After the Optional Termination Date: The lesser of (i)1-Month LIBOR plus 2x the initial margin for the Class A Certificates and 1-Month LIBOR plus 1.5x the initial margin for the Class M Certificates and (ii) the maximum cap rate.

Principal Payments for Class A Certificates:
Prior to the Stepdown Date or if a Trigger Event occurs, the Class A Certificates will receive ALL of the principal collected on the mortgage loans plus any Excess Interest from the mortgage loans required to build to or maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class A Certificates will be an amount such that the Class A Certificates will have approximately [43.70]% of the current principal balance of the Mortgage Loans as credit enhancement (which is 2x the initial credit support).

Principal Payments for Class M Certificates:
The Class M Certificates will NOT receive any principal distributions prior to the Stepdown Date, unless the Class A has been reduced to zero, or if a Trigger Event occurs.

Thereafter (assuming no Trigger Event is in effect), principal will be shared among the Class M Certificates to maintain, in each case, approximately 2x their respective initial credit support.

Maximum Cap Rate:
The Maximum Cap Rate for any Distribution Date is a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Mortgage Loans,
➢  minus the Net Swap Payment or Swap Termination Payment, if any, made to the Swap
Provider by the Trust, (in the case of any such Swap Termination Payment only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a per annum rate divided by the aggregate principal balance of the Mortgage Loans,
➢  plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period.
➢  plus, any amounts expressed as a per annum rate, equal to the Net Swap Payment made by the Swap Provider and divided by the aggregate principal balance of the Mortgage Loans

Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)  the principal portion of all scheduled monthly payments on the Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)  the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Mortgage Loans.

Optional Termination:
10% cleanup call based on the Cut-off Date Principal Balance of the mortgage loans. If such call is exercised, the Class A and Class M Certificateholders are entitled, to the extent of funds available, to:
➢  Outstanding principal balance of the Class A and Class M Certificates
➢  Current interest accrued on such balance at the related Pass-Through Rate
➢  Interest previously earned but not paid (if any)
➢  “LIBOR Carryover Amount” (if any)

Net WAC Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Net Mortgage Rates of the Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider by the Trust(in the case of any such Swap Termination Payment only if such Swap Termination Payment only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a percentage, equal to a fraction, the numerator of which is equal to any such Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.

LIBOR Carryover Amount:
For any Distribution Date the excess, if any, of (i) the amount of interest the Class A and Class M Certificates would have accrued for such Distribution Date based on its respective Formula Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the Net WAC Cap, plus the unpaid portion of any such excess from the immediately preceding Distribution Date plus interest accrued thereon at the respective Formula Rate for the most recently ended interest accrual period.

Interest Carry Forward Amount:
As of any Distribution Date, the sum of:
(x) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on each class on such prior Distribution Date and
(y) interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:
Excess Interest, to the extent it is not used for other required purposes, including to absorb realized losses on the Mortgage Loans, to cover certain interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, will be available to make distributions of the LIBOR Carryover Amount to the Certificates in an amount equal to any reductions in the amount of interest distributable to such holders caused by application of the Net WAC Cap.

Senior Enhancement Percentage:
For any distribution date is the percentage obtained by dividing
(x) the aggregate Certificate Principal Balance of the Class M Certificates and the Overcollateralization Amount, calculated after taking into account distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions thereof on the related distribution date, by
(y) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

Available Funds:
For any Distribution Date, the sum, net of amounts payable or reimbursable therefrom to the Servicer, the Trustee, the PMI Insurer, the Credit Risk Manager or the Swap Provider (in the case of the Swap Provider other than any Swap Termination Payment due to a Swap Provider Trigger Event (as defined in the Swap Agreement))of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans, occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all principal and interest Advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Principal Distribution Amount:
On any Distribution Date, the lesser of (i) the outstanding certificate principal balance of the Class A and Class M Certificates and (ii) the Principal Remittance Amount minus any Overcollateralization Release Amount.

Class A Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the Principal Distribution Amount plus amounts payable under clause 4 under payment priority. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Class A Certificates over (ii) the lesser of (a) approximately [56.30]% of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

All distributions of principal to the Class A Certificates on any Distribution Date will be distributed first to the Class A-1 Certificates, second, to the Class A-2 Certificates, third, to the Class A-3 Certificates, and fourth to the Class A-4 Certificates, in each case until the Certificate Principal Balance of each such class of Certificates has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Class M and Class CE Certificates has been reduced to zero, principal will be allocated to Class A Certificates on a pro-rata basis based on the Certificate Principal Balance of each such class.

Class M Principal Distribution Amount:
For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of all more senior Certificates after distribution of all more senior Principal Distribution Amounts on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2X the respective Class M Certificates initial credit support percentage of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Cap Agreement:
On the Closing Date, the Trust Administrator (in its capacity as Cap Trustee for the Cap Trust) will enter into a Cap Agreement with the Cap Provider for the benefit of the Class A and Class M Certificates. The Cap Provider will be obligated to make monthly payments to the Cap Trustee (based on a notional amount) when one-month LIBOR exceeds the strike rate for the related period. The schedule containing the notional amounts are in the tables on page 14.

Swap Agreement:
On the Closing Date, the Trust Administrator (in its capacity as Supplemental Interest Trust
Trustee for the Supplemental Interest Trust) will enter into a Swap Agreement with the Swap
Provider. Under the Swap Agreement, on each Distribution Date (i) the trust shall be obligated to pay to the Swap Provider a variable strike rate (equal to the strike rate shown in the schedule on page 15) times a notional amount equal to the related swap notional amount set forth in the schedule on page 15 and (ii) the trust will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR on the notional balance in each case as accrued during the related swap accrual period, until the swap is retired.
Only the net amount of the two obligations above will be paid by the appropriate party. Upon early termination of the Swap Agreement, the trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.

Payment Priority:
On each Distribution Date, Available Funds from the Mortgage Loans will be distributed as follows:
1.  From the Interest Remittance Amount, to pay interest on the Class A Certificates on a pro-rata basis based on the entitlement of such class, including any accrued unpaid interest from a prior Distribution Date, and then, excluding any accrued unpaid interest from prior Distribution Dates, to pay interest to the Class M Certificates, sequentially.
2.  Prior to the Stepdown Date or if a Trigger Event is in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)  To pay the Class A Principal Distribution Amount to the Class A Certificates, until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. Principal distributed to the Class A Certificates will be distributed sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero
b)  To pay any remaining Principal Distribution Amount to the Class M Certificates sequentially until the Certificate Principal Balance of each such class has been reduced to zero.
3.  On or after the Stepdown Date and if a Trigger Event is not in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)  To pay up to an amount equal to the Class A Principal Distribution Amounts to the Class A Certificates, until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. Principal distributed to the Class A Certificates will be distributed sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under Class A Principal Distribution Amount);
b)  To pay up to an amount equal to the respective Class M Principal Distribution Amount, sequentially to the Class M Certificates until the Certificate Principal Balance of each such class is reduced to zero.
4.  To pay Excess Interest, if any, up to an amount sufficient to restore overcollateralization to the required level, to pay the Class A and Class M Certificates in the same manner in which the Principal Distribution Amount is paid.
5. From Excess Interest, if any, to pay the Interest Carry Forward Amounts on the Class M Certificates, sequentially.
6. From Excess Interest, if any, to pay allocated Realized Loss Amounts on the Class M Certificates, sequentially.
7. From Excess Interest, if any, to pay any LIBOR Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account:
(i)  to the Class A Certificates, on a pro rata basis based first on outstanding certificate principal balance and second on such remaining undistributed LIBOR Carryover Amounts,
(ii)  sequentially to the Class M Certificates any such remaining undistributed LIBOR Carryover Amounts for each class.
8. To pay certain swap termination payments (caused by a Swap Provider Trigger Event) to the
Swap Provider.
9. To the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement.
10. To the holders of the Class R Certificates, any remaining amounts.

Cap Priority:
Any amounts received under the Cap Agreement will be distributed by the Trust Administrator as follows:
1. To cover Interest Carry Forward Amounts on the Class A Certificates.
2. To make distributions as set forth in clauses (4) through (7) above to the extent remaining undistributed.
3. Any remaining amounts to the Class CE Certificates.

Supplemental Interest Trust:
Funds in the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority:
1.to the Swap Provider, any net swap payments and certain swap termination payments (other than any Swap Termination Payment due to a Swap Provider Trigger Event (as defined in the
Swap Agreement)) owed to the Swap Provider for such Distribution Date.
2. To cover Interest Carry Forward Amounts on the Class A Certificates.
3. To make distributions as set forth in clauses (4) through (7) above to the extent remaining undistributed.
4. Any remaining amounts to the Class CE Certificates.

CREDIT ENHANCEMENT SUMMARY

Stepdown Date:
The earlier to occur of:
(i) the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and
(ii) the later to occur of:
(x) the 37th Distribution Date and
(y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to twice its initial amount

Mortgage Insurance:
Approximately [10.00%] of the loans are covered by a primary mortgage insurance policy that will be paid for from available funds by the trust. Such mortgage insurance policies will cover the loans to an effective loan-to value ratio of approximately [65.00]%. Including all Mortgage Insurance, the weighted-average effective loan-to-value ratio of the Mortgage Loans is 79.84%.

Mortgage Insurance Premium Fees are applied to the outstanding principal balance of the loans that have mortgage insurance policies that will be paid for from by the trust. The annualized monthly premium rate to be paid by the trust is 2.43% on these loans. For purposes of modeling assumptions the mortgage insurance fee has been assumed as 0.25% on the pool.

Trigger Event:	On a Distribution Date, a Trigger Event will be in effect if:

Distribution Date	Percentage
December 2008 through November 2009	[1.15]%
December 2009 through November 2010	[2.60]%
December 2010 through November 2011	[4.10]%
December 2011 through November 2012	[5.30]%
December 2012 and thereafter	[5.90]%

60+ Day Delinquent Loan:
The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in bankruptcy and Delinquent 60 days or more), (ii) REO Properties and (iii) Mortgage Loans in foreclosure by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

Credit Enhancement:	Credit Enhancement will be provided by: ➢ Excess Interest ➢ Overcollateralization ➢ Subordination ➢ Primary mortgage insurance policy

Class	Initial Credit Support*/**	Target Credit Support**
A	21.85%	43.70%
M-1	17.70%	35.40%
M-2	13.10%	26.20%
M-3	11.30%	22.60%
M-4	9.65%	19.30%
M-5	8.05%	16.10%
M-6	7.05%	14.10%
M-7	5.90%	11.80%
M-8	5.00%	10.00%
M-9	3.95%	7.90%
M-10	2.55%	5.10%
M-11	1.55%	3.10%
* Includes Overcollateralization		**Approximate

Overcollateralization Amount:
For any Distribution Date the excess, if any, of (a) the sum of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A, Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Deficiency:
As of any Distribution Date, the excess, if any, of:
(x) the Targeted Overcollateralization Amount for such Distribution Date over
(y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount:
As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:
(x) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over (y) the Targeted Overcollateralization Amount for such Distribution Date.

Targeted Overcollateralization Amount:
As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately [1.55%] of the Principal Balance of the Mortgage Loans as of the Cut-off date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately [3.10%] of the then current aggregate outstanding Principal Balance of the Mortgage Loans as of the last day of the related due period and (ii) [0.50%] of the principal balance of the Mortgage Loans as of the Cut-off date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses/ Subordination:
Realized losses on the Mortgage Loans will be applied:
➢  First to reduce the Excess Interest, cash from the cap and swap agreement and Overcollateralization Amount
➢  Then to the Class M Certificates, reverse sequentially, until each such class has been reduced to zero
➢  In no event will losses be allocated to the Class A certificates

Advances:	Subject to certain limitations, the Servicers must advance delinquent payments of principal and interest on the mortgage loans.

Compensating Interest:	The Servicer is obligated to offset any Prepayment Interest Shortfall, on any Distribution Date, with Compensating Interest to the extent its Servicing Fee for each Distribution Date.

Net WAC Cap and Effective Maximum Rate for the Offered Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	9.50	22.60	39	9.38	18.75
2	7.66	20.71	40	10.29	19.67
3	7.66	20.66	41	9.36	19.19
4	8.48	21.42	42	9.67	19.42
5	7.66	20.53	43	9.35	19.03
6	7.92	20.71	44	9.66	19.25
7	7.67	20.38	45	9.34	18.86
8	7.92	20.54	46	9.33	18.78
9	7.68	20.20	47	9.64	19.02
10	7.68	20.06	48	9.32	18.63
11	7.95	20.17	49	9.62	18.86
12	7.70	19.74	50	9.31	18.48
13	7.96	19.81	51	9.30	18.40
14	7.70	19.36	52	10.17	19.31
15	7.71	19.18	53	9.29	18.26
16	8.24	19.53	54	9.59	11.88
17	7.72	18.76	55	9.27	11.48
18	7.98	18.72	56	9.57	11.84
19	7.73	17.94	57	9.26	11.44
20	8.00	17.74	58	9.25	11.43
21	7.84	17.17	59	9.55	11.79
22	8.03	17.26	60	9.24	11.39
23	9.75	19.14	61	9.54	11.75
24	9.43	18.63	62	9.22	11.36
25	9.72	18.98	63	9.22	11.34
26	9.39	18.51	64	9.84	12.10
27	9.38	18.13	65	9.20	11.30
28	10.34	18.59	66	9.50	11.66
29	9.37	17.98	67	9.19	11.27
30	9.68	18.09	68	9.49	11.63
31	9.36	17.66	69	9.17	11.23
32	9.67	18.16	70	9.17	11.21
33	9.36	18.18	71	9.46	11.57
34	9.36	18.52	72	9.15	11.18
35	9.71	19.31	73	9.45	11.53
36	9.39	18.95
37	9.70	19.15
38	9.38	18.79

Assumptions:
(1)	Assumes 1mLIBOR, 6mLIBOR and 1yrCMT stays at 5.35%, 5.41% and 5.05% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR, 6mLIBOR and 1yrCMT increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes payments made from the Cap Agreement and net payments from the Swap Agreement if any

Cap Agreement Schedule, Strike= [ 5.45 ]% for all Periods.

Period	Notional Balance ($)
1	810,336,700.00
2	800,788,660.50
3	789,801,804.79
4	776,955,427.15
5	761,562,145.33
6	744,593,753.85
7	726,009,275.06
8	705,124,343.19
9	682,582,961.23
10	656,792,835.37
11	629,912,198.05
12	603,126,049.08
13	577,005,045.94
14	551,488,916.75
15	526,857,406.18
16	503,284,366.07
17	478,106,576.10
18	451,410,591.49
19	417,055,158.40
20	385,211,757.65
21	355,751,443.34
22	328,487,152.82
23	303,226,960.71
24	279,822,350.32
25	0
26	0
27	0
28	0
29	0
30	0
31	0
32	0
33	0
34	0
35	0
36	0
37	0
38	0
39	0
40	0
41	0
42	0
43	0
44	0
45	0
46	0
47	0
48	0
49	0
50	0
51	0
52	0
53	0
54	0

Swap Agreement Schedule

Period	Notional Balance ($)	Strike
1	0	N/A
2	0	N/A
3	0	N/A
4	0	N/A
5	0	N/A
6	0	N/A
7	0	N/A
8	0	N/A
9	0	N/A
10	0	N/A
11	0	N/A
12	0	N/A
13	0	N/A
14	0	N/A
15	0	N/A
16	0	N/A
17	0	N/A
18	0	N/A
19	0	N/A
20	0	N/A
21	0	N/A
22	0	N/A
23	0	N/A
24	0	N/A
25	258,157,451.07	5.06%
26	238,086,859.58	5.06%
27	219,521,378.16	5.07%
28	202,600,750.74	5.07%
29	187,413,516.96	5.07%
30	177,869,584.61	5.08%
31	168,766,433.63	5.09%
32	168,766,433.63	5.10%
33	168,766,433.63	5.11%
34	168,766,433.63	5.11%
35	161,945,761.71	5.12%
36	155,378,334.59	5.13%
37	149,087,324.81	5.14%
38	143,066,952.03	5.15%
39	137,312,356.76	5.15%
40	131,870,547.26	5.15%
41	126,645,945.88	5.16%
42	121,629,991.72	5.16%
43	116,814,093.87	5.17%
44	112,190,215.86	5.18%
45	107,750,649.66	5.19%
46	103,488,008.99	5.20%
47	99,395,212.21	5.21%
48	95,465,632.45	5.22%
49	91,692,491.77	5.22%
50	88,069,516.69	5.23%
51	84,590,689.82	5.24%
52	81,250,242.31	5.24%
53	78,042,637.05	5.24%
54	0	N/A

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	1.63	1.00	0.73	0.59
Principal Window (mos)	1 - 37	1 - 21	1 - 16	1 - 12
Principal Window End (date)	Dec-09	Aug-08	Mar-08	Nov-07

A-2
WAL (yrs)	4.21	2.00	1.55	1.18
Principal Window (mos)	37 - 72	21 - 29	16 - 21	12 - 17
Principal Window End (date)	Nov-12	Apr-09	Aug-08	Apr-08

A-3
WAL (yrs)	7.96	3.00	1.86	1.57
Principal Window (mos)	72 - 127	29 - 61	21 - 24	17 - 21
Principal Window End (date)	Jun-17	Dec-11	Nov-08	Aug-08

A-4
WAL (yrs)	15.25	7.63	2.12	1.83
Principal Window (mos)	127 - 309	61 - 175	24 - 28	21 - 24
Principal Window End (date)	Aug-32	Jun-21	Mar-09	Nov-08

M-1
WAL (yrs)	9.15	5.26	5.94	3.29
Principal Window (mos)	48 - 273	48 - 146	28 - 110	24 - 77
Principal Window End (date)	Aug-29	Jan-19	Jan-16	Apr-13

M-2
WAL (yrs)	9.12	4.98	4.04	3.43
Principal Window (mos)	48 - 263	43 - 139	40 - 86	34 - 60
Principal Window End (date)	Oct-28	Jun-18	Jan-14	Nov-11

M-3
WAL (yrs)	9.09	4.83	3.58	2.90
Principal Window (mos)	48 - 247	42 - 128	37 - 79	32 - 55
Principal Window End (date)	Jun-27	Jul-17	Jun-13	Jun-11

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	9.05	4.77	3.43	2.75
Principal Window (mos)	48 - 239	41 - 123	35 - 75	30 - 53
Principal Window End (date)	Oct-26	Feb-17	Feb-13	Apr-11

M-5
WAL (yrs)	9.01	4.71	3.31	2.65
Principal Window (mos)	48 - 230	40 - 118	34 - 72	29 - 51
Principal Window End (date)	Jan-26	Sep-16	Nov-12	Feb-11

M-6
WAL (yrs)	8.97	4.66	3.22	2.56
Principal Window (mos)	48 - 219	40 - 112	33 - 68	28 - 48
Principal Window End (date)	Feb-25	Mar-16	Jul-12	Nov-10

M-7
WAL (yrs)	8.91	4.59	3.16	2.50
Principal Window (mos)	48 - 212	39 - 107	32 - 65	27 - 46
Principal Window End (date)	Jul-24	Oct-15	Apr-12	Sep-10

M-8
WAL (yrs)	8.84	4.55	3.10	2.46
Principal Window (mos)	48 - 201	39 - 101	31 - 61	26 - 44
Principal Window End (date)	Aug-23	Apr-15	Dec-11	Jul-10

M-9
WAL (yrs)	8.74	4.46	3.01	2.39
Principal Window (mos)	48 - 191	38 - 96	31 - 58	26 - 41
Principal Window End (date)	Oct-22	Nov-14	Sep-11	Apr-10

M-10
WAL (yrs)	8.55	4.34	2.90	2.32
Principal Window (mos)	48 - 178	37 - 88	30 - 53	25 - 38
Principal Window End (date)	Sep-21	Mar-14	Apr-11	Jan-10

M-11
WAL (yrs)	8.07	4.06	2.71	2.19
Principal Window (mos)	48 - 154	37 - 74	29 - 44	25 - 33
Principal Window End (date)	Sep-19	Jan-13	Jul-10	Aug-09

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	1.63	1.00	0.73	0.59
Principal Window (mos)	1 - 37	1 - 21	1 - 16	1 - 12
Principal Window End (date)	Dec-09	Aug-08	Mar-08	Nov-07

A-2
WAL (yrs)	4.21	2.00	1.55	1.18
Principal Window (mos)	37 - 72	21 - 29	16 - 21	12 - 17
Principal Window End (date)	Nov-12	Apr-09	Aug-08	Apr-08

A-3
WAL (yrs)	7.96	3.00	1.86	1.57
Principal Window (mos)	72 - 127	29 - 61	21 - 24	17 - 21
Principal Window End (date)	Jun-17	Dec-11	Nov-08	Aug-08

A-4
WAL (yrs)	12.30	5.89	2.12	1.83
Principal Window (mos)	127 - 152	61 - 73	24 - 28	21 - 24
Principal Window End (date)	Jul-19	Dec-12	Mar-09	Nov-08

M-1
WAL (yrs)	8.32	4.77	3.65	2.27
Principal Window (mos)	48 - 152	48 - 73	28 - 44	24 - 32
Principal Window End (date)	Jul-19	Dec-12	Jul-10	Jul-09

M-2
WAL (yrs)	8.32	4.52	3.60	2.65
Principal Window (mos)	48 - 152	43 - 73	40 - 44	32 - 32
Principal Window End (date)	Jul-19	Dec-12	Jul-10	Jul-09

M-3
WAL (yrs)	8.32	4.39	3.32	2.65
Principal Window (mos)	48 - 152	42 - 73	37 - 44	32 - 32
Principal Window End (date)	Jul-19	Dec-12	Jul-10	Jul-09

Assumptions:
Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	8.32	4.35	3.17	2.57
Principal Window (mos)	48 - 152	41 - 73	35 - 44	30 - 32
Principal Window End (date)	Jul-19	Dec-12	Jul-10	Jul-09

M-5
WAL (yrs)	8.32	4.31	3.07	2.48
Principal Window (mos)	48 - 152	40 - 73	34 - 44	29 - 32
Principal Window End (date)	Jul-19	Dec-12	Jul-10	Jul-09

M-6
WAL (yrs)	8.32	4.29	3.00	2.40
Principal Window (mos)	48 - 152	40 - 73	33 - 44	28 - 32
Principal Window End (date)	Jul-19	Dec-12	Jul-10	Jul-09

M-7
WAL (yrs)	8.32	4.26	2.95	2.36
Principal Window (mos)	48 - 152	39 - 73	32 - 44	27 - 32
Principal Window End (date)	Jul-19	Dec-12	Jul-10	Jul-09

M-8
WAL (yrs)	8.32	4.25	2.92	2.34
Principal Window (mos)	48 - 152	39 - 73	31 - 44	26 - 32
Principal Window End (date)	Jul-19	Dec-12	Jul-10	Jul-09

M-9
WAL (yrs)	8.32	4.22	2.87	2.29
Principal Window (mos)	48 - 152	38 - 73	31 - 44	26 - 32
Principal Window End (date)	Jul-19	Dec-12	Jul-10	Jul-09

M-10
WAL (yrs)	8.32	4.22	2.83	2.26
Principal Window (mos)	48 - 152	37 - 73	30 - 44	25 - 32
Principal Window End (date)	Jul-19	Dec-12	Jul-10	Jul-09

M-11
WAL (yrs)	8.06	4.06	2.71	2.19
Principal Window (mos)	48 - 152	37 - 73	29 - 44	25 - 32
Principal Window End (date)	Jul-19	Dec-12	Jul-10	Jul-09

Assumptions:
Prepayments are capped at 85% CPR.

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	3.33	26	4.19	51	3.93
2	2.24	27	4.16	52	4.24
3	2.24	28	4.42	53	3.92
4	2.78	29	4.12	54	3.97
5	2.24	30	4.20	55	3.78
6	2.41	31	4.08	56	3.96
7	2.23	32	4.18	57	3.76
8	2.41	33	4.07	58	3.75
9	2.24	34	4.08	59	3.94
10	2.24	35	4.21	60	3.75
11	2.43	36	4.09	61	3.94
12	2.25	37	4.17	62	3.75
13	2.43	38	3.98	63	3.75
14	2.25	39	4.03	64	4.13
15	2.25	40	4.34	65	3.76
16	2.62	41	4.04	66	3.94
17	2.26	42	4.13	67	3.76
18	2.44	43	4.02	68	3.95
19	2.26	44	4.11	69	3.77
20	2.45	45	4.00	70	3.77
21	2.35	46	3.99	71	3.96
22	2.55	47	4.08	72	3.78
23	4.18	48	3.96	73	3.97
24	3.98	49	4.06
25	4.30	50	3.94

Assumptions:
1) Run at pricing prepayment assumption
2) Excess (30/360)
3) Static Indices: 1mL = 5.35% 6mL = 5.41% 1yrCMT = 5.05%
4) Run to 10% Optional Termination
5) Includes payments made from the Cap Agreement and net payments from the Swap Agreement if any

Assumed Monthly Excess Interest at Forward Indices

Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	1 Year CMT Forwards (%)	Excess Interest at Forwards (%)	Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	1 Year CMT Forwards (%)	Excess Interest at Forwards (%)
1	5.35481	5.41971	5.10320	3.33	39	5.11202	5.17429	4.82009	3.97
2	5.35634	5.41678	5.08582	2.23	40	5.11094	5.17946	4.83664	4.26
3	5.36020	5.40913	5.06845	2.23	41	5.11192	5.18609	4.85325	3.99
4	5.36328	5.39479	5.03536	2.77	42	5.11693	5.19384	4.86985	4.08
5	5.36249	5.37228	5.00174	2.22	43	5.12547	5.20207	4.88768	3.97
6	5.35475	5.34115	4.96811	2.41	44	5.13426	5.21018	4.90554	4.06
7	5.33763	5.30174	4.93888	2.25	45	5.14237	5.21795	4.92341	3.95
8	5.31150	5.25554	4.90980	2.45	46	5.14986	5.22526	4.94216	3.94
9	5.27605	5.20684	4.88072	2.31	47	5.15743	5.23202	4.96094	4.05
10	5.23124	5.16171	4.84960	2.36	48	5.16526	5.23827	4.97972	3.93
11	5.17985	5.12614	4.81841	2.60	49	5.17309	5.24409	4.99324	4.02
12	5.12345	5.10083	4.78722	2.48	50	5.17988	5.24958	5.00657	3.91
13	5.06646	5.08429	4.77470	2.71	51	5.18528	5.25487	5.01990	3.90
14	5.02561	5.07438	4.76283	2.57	52	5.18953	5.26012	5.03133	4.20
15	5.01109	5.06916	4.75096	2.59	53	5.19411	5.26544	5.04268	3.90
16	5.02232	5.06605	4.75176	2.92	54	5.19943	5.27074	5.05404	4.02
17	5.03119	5.06245	4.75301	2.57	55	5.20532	5.27584	5.06219	3.82
18	5.02631	5.05892	4.75425	2.75	56	5.21096	5.28062	5.07023	3.99
19	5.00824	5.05738	4.76313	2.59	57	5.21610	5.28513	5.07827	3.80
20	4.99493	5.05963	4.77228	2.79	58	5.22077	5.28946	5.08028	3.79
21	4.99282	5.06481	4.78143	2.69	59	5.22518	5.29370	5.08208	3.98
22	5.00119	5.07108	4.79495	2.85	60	5.22937	5.29792	5.08388	3.79
23	5.01046	5.07668	4.80863	4.27	61	5.23338	5.30217	5.08104	3.97
24	5.01727	5.08160	4.82231	4.07	62	5.23741	5.30649	5.07803	3.79
25	5.02143	5.08639	4.82586	4.19	63	5.24151	5.31088	5.07502	3.79
26	5.02538	5.09160	4.82905	4.08	64	5.24569	5.31534	5.07190	4.15
27	5.02962	5.09723	4.83225	4.06	65	5.24995	5.31986	5.06877	3.80
28	5.03411	5.10311	4.82696	4.32	66	5.25429	5.32442	5.06565	3.98
29	5.03935	5.10916	4.82137	4.05	67	5.25871	5.32903	5.06256	3.79
30	5.04541	5.11561	4.81579	4.13	68	5.26318	5.33366	5.05948	3.97
31	5.05205	5.12282	4.80510	4.02	69	5.26768	5.33832	5.05640	3.79
32	5.05842	5.13099	4.79424	4.10	70	5.27221	5.34299	5.05339	3.79
33	5.06416	5.13955	4.78338	3.99	71	5.27676	5.34768	5.05038	3.99
34	5.06966	5.14770	4.78047	4.00	72	5.28133	5.35236	5.04737	3.81
35	5.07726	5.15473	4.77784	4.14	73	5.28591	5.35705	5.04628	3.99
36	5.08774	5.16063	4.77521	4.03
37	5.10000	5.16560	4.78978	4.09
38	5.10872	5.16994	4.80493	3.91

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. Run to 10% Optional Termination
4. Includes payments made from the Cap Agreement and net payments from the Swap Agreement if any
5.15 day lookback for 6m Libor and 1 yr CMT

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL (yr)	Cum Loss (%)
M-1	31.02	5.50	21.48
M-2	22.80	6.32	17.57
M-3	20.00	8.27	16.04
M-4	17.61	8.89	14.63
M-5	15.42	9.36	13.25
M-6	14.11	10.57	12.38
M-7	12.61	10.67	11.33
M-8	11.43	11.48	10.48
M-9	10.00	11.46	9.39
M-10	8.28	11.37	8.01
M-11	7.42	12.30	7.29

Assumptions

1.	Stepdown fails in every period
2.	40 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	CDR shown before 1st $ lost
7.	Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR and 1-year CMT forwards
8.	15 day lookback for 6m Libor and 1 yr CMT
9.	100% Principal and Interest Advancing
10.	To maturity

Term Sheet

Aggregate Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$900,250,725.91
Number of Mortgage Loans	5,782
Average Scheduled Principal Balance:	$155,698.85	$ 5,757.35	$ 998,131.84
Weighted Average Gross Coupon:	8.688%	5.500%	13.000%
Non-Zero Weighted Average Original Credit Score:	621	500	830
Weighted Average Combined LTV Ratio (1):	83.66%	7.52%	100.00%
Weighted Average Fully Combined LTV Ratio (2):	87.17%	7.52%	100.00%
Weighted Average Effective LTV Ratio(3):	79.84%	7.52%	100%
Weighted Average Stated Remaining Term:	350	118	359
Weighted Average Original Term:	352	120	360
Weighted Average Roll Term:	22	2	34
Weighted Average Gross Margin:	5.745%	2.500%	9.120%
Weighted Average Initial Periodic Rate Cap:	2.981%	2.000%	3.000%
Weighted Average Subsequent Periodic Rate Cap:	1.018%	1.000%	2.000%
Weighted Average Gross Maximum Lifetime Rate:	14.649%	11.500%	18.875%
Weighted Average Gross Minimum Lifetime Rate:	6.042%	2.500%	12.250%
Weighted Average Seasoning:	2	1	26
Weighted Average First Pay Date:	9/16/2006	10/1/2004	11/1/2006
Weighted Average First Adjustment Date:	8/21/2008	11/1/2006	9/1/2009
Percent Interest Only Loans:	12.27%
Percent Second Liens:	2.12%
Percent of Loans That Has First Lien with Silent Seconds:	18.48%
Non-Zero Weighted Average Debt-To-Income Ratio:	42.64%	1.26%	96.73%

(1) Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2) Fully Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value
(3) Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %

Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
Arm Non-Hybrid	36	11,398,913.65	1.27	316,636.49	9.038	85.44	87.16	81.07	643
Fixed -10	1	79,604.73	0.01	79,604.73	7.750	67.08	67.08	67.08	656
Fixed -15	86	6,146,534.42	0.68	71,471.33	8.491	71.67	74.61	71.27	625
Fixed -20	3	397,881.96	0.04	132,627.32	7.818	66.53	66.53	66.53	649
Fixed -30	1,185	114,127,454.93	12.68	96,310.09	9.159	82.77	84.12	81.63	626
Fixed -30 IO	12	2,499,142.00	0.28	208,261.83	8.690	78.16	80.18	76.62	644
Fixed Balloon 30/15	184	31,582,497.66	3.51	171,644.01	8.201	79.29	82.05	78.20	631
Fixed Balloon 40/30	120	23,019,142.96	2.56	191,826.19	8.409	80.14	84.04	80.06	627
Hybrid 2 Yrs Fixed	3,677	586,723,988.81	65.17	159,565.95	8.735	84.65	88.15	79.59	615
Hybrid 2 Yrs Fixed IO	350	104,200,281.17	11.57	297,715.09	8.129	82.12	88.03	80.11	644
Hybrid 3 Yrs Fixed	115	16,335,463.62	1.81	142,047.51	8.701	83.50	88.66	81.82	618
Hybrid 3 Yrs Fixed IO	13	3,739,820.00	0.42	287,678.46	7.670	78.10	85.32	74.78	666
Total:	5,782	900,250,725.91	100.00	155,698.85	8.688	83.66	87.17	79.84	621

Principal Balances of the Mortgage Loans at Origination
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
5,760.00 - 25,000.00	185	3,385,776.03	0.38	18,301.49	11.522	93.72	93.72	91.97	614
25,000.01 - 50,000.00	601	22,781,898.62	2.53	37,906.65	10.617	85.46	86.64	80.57	610
50,000.01 - 75,000.00	679	42,367,330.58	4.71	62,396.66	9.781	85.70	88.90	80.32	611
75,000.01 - 100,000.00	795	69,416,446.83	7.71	87,316.29	9.077	82.64	85.80	77.68	610
100,000.01 - 125,000.00	679	76,291,313.18	8.47	112,358.34	9.018	83.53	88.03	79.54	610
125,000.01 - 150,000.00	526	72,311,490.16	8.03	137,474.32	8.921	84.02	87.61	79.55	614
150,000.01 - 175,000.00	498	80,500,442.04	8.94	161,647.47	8.617	83.72	87.66	79.98	617
175,000.01 - 200,000.00	439	82,528,183.98	9.17	187,991.31	8.526	82.47	86.93	79.05	614
200,000.01 - 225,000.00	267	56,836,627.58	6.31	212,871.26	8.551	82.59	86.37	78.85	614
225,000.01 - 250,000.00	219	51,983,084.01	5.77	237,365.68	8.547	84.61	87.41	81.50	615
250,000.01 - 275,000.00	177	46,420,800.09	5.16	262,264.41	8.408	81.18	84.76	79.27	619
275,000.01 - 300,000.00	134	38,612,448.02	4.29	288,152.60	8.357	82.01	84.66	78.37	622
300,000.01 - 350,000.00	182	59,028,697.37	6.56	324,333.50	8.278	82.37	86.32	79.21	630
350,000.01 - 400,000.00	95	35,545,289.41	3.95	374,160.94	8.320	85.59	88.80	80.98	633
400,000.01 - 450,000.00	94	39,777,899.11	4.42	423,169.14	8.254	85.20	87.87	81.80	640
450,000.01 - 500,000.00	64	30,199,608.88	3.35	471,868.89	8.085	83.65	86.79	80.16	626
500,000.01 - 600,000.00	76	41,070,609.66	4.56	540,402.76	8.449	88.34	90.75	84.66	645
600,000.01 - 700,000.00	45	29,567,825.07	3.28	657,062.78	8.369	85.73	89.87	80.06	658
700,000.01 - 800,000.00	18	13,406,455.78	1.49	744,803.10	8.336	79.46	82.44	77.64	641
800,000.01 - 900,000.00	4	3,379,935.90	0.38	844,983.98	7.406	77.15	81.88	77.15	637
900,000.01 - 1,000,000.00	5	4,838,563.61	0.54	967,712.72	7.060	73.24	79.58	73.24	722
Total:	5,782	900,250,725.91	100.00	155,698.85	8.688	83.66	87.17	79.84	621

The average loan balance of the mortgage loans at origination was $155,918.65.

Principal Balances of the Mortgage Loans as of the Cut-off Date
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
5,757.35 - 25,000.00	185	3,385,776.03	0.38	18,301.49	11.522	93.72	93.72	91.97	614
25,000.01 - 50,000.00	607	23,081,644.14	2.56	38,025.77	10.595	85.19	86.36	80.37	610
50,000.01 - 75,000.00	690	43,338,769.34	4.81	62,809.81	9.746	85.41	88.59	80.10	611
75,000.01 - 100,000.00	778	68,145,262.55	7.57	87,590.31	9.090	82.86	86.05	77.84	610
100,000.01 - 125,000.00	682	76,665,818.43	8.52	112,413.22	9.012	83.44	87.99	79.47	610
125,000.01 - 150,000.00	538	74,184,799.30	8.24	137,889.96	8.920	83.56	87.03	79.01	612
150,000.01 - 175,000.00	488	79,126,778.98	8.79	162,145.04	8.609	84.15	88.26	80.53	618
175,000.01 - 200,000.00	434	81,654,032.65	9.07	188,142.93	8.531	82.52	86.91	79.07	614
200,000.01 - 225,000.00	269	57,286,381.64	6.36	212,960.53	8.544	82.65	86.40	78.81	614
225,000.01 - 250,000.00	221	52,532,102.95	5.84	237,701.82	8.546	84.37	87.22	81.43	616
250,000.01 - 275,000.00	173	45,422,027.09	5.05	262,555.07	8.415	81.32	84.90	79.36	619
275,000.01 - 300,000.00	136	39,208,489.82	4.36	288,297.72	8.357	82.14	84.74	78.55	622
300,000.01 - 350,000.00	180	58,432,655.57	6.49	324,625.86	8.277	82.29	86.28	79.10	630
350,000.01 - 400,000.00	99	37,143,456.57	4.13	375,186.43	8.285	85.02	88.09	80.61	635
400,000.01 - 450,000.00	91	38,629,455.05	4.29	424,499.51	8.279	85.67	88.65	82.17	639
450,000.01 - 500,000.00	63	29,749,885.78	3.30	472,220.41	8.090	83.71	86.59	80.16	625
500,000.01 - 600,000.00	76	41,070,609.66	4.56	540,402.76	8.449	88.34	90.75	84.66	645
600,000.01 - 700,000.00	45	29,567,825.07	3.28	657,062.78	8.369	85.73	89.87	80.06	658
700,000.01 - 800,000.00	18	13,406,455.78	1.49	744,803.10	8.336	79.46	82.44	77.64	641
800,000.01 - 900,000.00	4	3,379,935.90	0.38	844,983.98	7.406	77.15	81.88	77.15	637
900,000.01 - 998,131.84	5	4,838,563.61	0.54	967,712.72	7.060	73.24	79.58	73.24	722
Total:	5,782	900,250,725.91	100.00	155,698.85	8.688	83.66	87.17	79.84	621

The average loan balance of the mortgage loans as of the cut-off date was $ 155,698.85.

Gross Mortgage Rates of the Mortgage Loans at Origination
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
5.500 - 5.500	1	407,888.07	0.05	407,888.07	5.500	80.00	100.00	80.00	584
5.501 - 6.000	5	1,258,576.73	0.14	251,715.35	5.885	82.40	92.81	82.40	686
6.001 - 6.500	44	13,716,594.50	1.52	311,740.78	6.342	76.96	85.86	76.96	670
6.501 - 7.000	171	45,158,831.75	5.02	264,086.74	6.858	75.13	82.73	75.13	646
7.001 - 7.500	405	87,006,169.71	9.66	214,830.05	7.365	76.55	83.86	76.29	631
7.501 - 8.000	763	155,466,297.70	17.27	203,756.62	7.825	79.10	84.58	78.00	626
8.001 - 8.500	741	135,369,537.46	15.04	182,684.94	8.336	82.32	86.85	79.41	621
8.501 - 9.000	977	162,928,099.31	18.10	166,763.66	8.809	85.61	87.77	81.13	618
9.001 - 9.500	735	108,477,809.82	12.05	147,588.86	9.317	87.72	89.17	81.42	616
9.501 - 10.000	648	81,060,932.10	9.00	125,094.03	9.794	89.08	89.59	81.48	612
10.001 - 10.500	345	45,326,043.16	5.03	131,379.84	10.306	89.80	90.07	82.94	619
10.501 - 11.000	365	33,122,232.13	3.68	90,745.84	10.796	90.41	90.60	80.27	604
11.001 - 11.500	194	14,062,644.88	1.56	72,487.86	11.280	90.57	90.67	80.72	599
11.501 - 12.000	129	6,854,121.53	0.76	53,132.73	11.755	93.15	93.15	89.91	600
12.001 - 12.500	124	5,595,346.81	0.62	45,123.76	12.289	95.78	95.78	93.31	604
12.501 - 13.000	135	4,439,600.25	0.49	32,885.93	12.791	97.06	97.06	96.94	586
Total:	5,782	900,250,725.91	100.00	155,698.85	8.688	83.66	87.17	79.84	621

The weighted-average mortgage rate of the mortgage loans as of the cut-off date was 8.688%.

Original Term to Maturity of the Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
120 - 240	274	38,206,518.77	4.24	139,439.85	8.243	77.91	80.66	76.94	630
241 - 360	5,508	862,044,207.14	95.76	156,507.66	8.708	83.92	87.45	79.97	621
Total:	5,782	900,250,725.91	100.00	155,698.85	8.688	83.66	87.17	79.84	621

The weighted-average original term to maturity of the mortgage loans as of the cut-off date was 352 months.

Remaining Term to Maturity of the Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
118 - 120	1	79,604.73	0.01	79,604.73	7.750	67.08	67.08	67.08	656
121 - 180	270	37,729,032.08	4.19	139,737.16	8.248	78.05	80.84	77.07	630
181 - 240	3	397,881.96	0.04	132,627.32	7.818	66.53	66.53	66.53	649
301 - 359	5,508	862,044,207.14	95.76	156,507.66	8.708	83.92	87.45	79.97	621
Total:	5,782	900,250,725.91	100.00	155,698.85	8.688	83.66	87.17	79.84	621

The weighted-average remaining term to maturity of the mortgage loans as of the cut-off date was 350 months.

Seasoning of the Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
1 - 6	5,602	877,741,584.72	97.50	156,683.61	8.700	83.74	87.23	79.93	622
7 - 12	140	16,446,625.75	1.83	117,475.90	8.621	79.90	83.95	75.05	604
13 - 18	35	5,566,320.56	0.62	159,037.73	7.102	82.00	86.23	80.08	616
19 - 24	4	319,651.84	0.04	79,912.96	7.694	84.39	84.39	75.97	620
25 - 26	1	176,543.04	0.02	176,543.04	7.650	85.00	85.00	79.90	691
Total:	5,782	900,250,725.91	100.00	155,698.85	8.688	83.66	87.17	79.84	621

The weighted-average seasoning of the mortgage loans as of the cut-off date was 2 months.

Combined Loan-To-Value Ratio of the Mortgage Loans at Origination
Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
7.52 - 10.00	3	121,909.52	0.01	40,636.51	9.711	8.40	8.40	8.40	587
10.01 - 15.00	7	332,438.80	0.04	47,491.26	9.643	13.62	13.62	13.62	550
15.01 - 20.00	2	199,753.69	0.02	99,876.85	8.469	16.47	16.47	16.47	734
20.01 - 25.00	9	480,970.41	0.05	53,441.16	8.228	23.14	23.14	23.14	614
25.01 - 30.00	11	1,397,583.84	0.16	127,053.08	7.953	27.88	27.88	27.88	608
30.01 - 35.00	23	1,779,752.18	0.20	77,380.53	8.795	32.33	34.79	32.33	577
35.01 - 40.00	33	4,009,587.54	0.45	121,502.65	8.181	37.94	37.94	37.94	613
40.01 - 45.00	28	3,250,039.80	0.36	116,072.85	8.260	43.04	43.04	43.04	601
45.01 - 50.00	49	6,354,351.57	0.71	129,680.64	8.200	47.63	48.11	47.63	599
50.01 - 55.00	70	9,551,085.66	1.06	136,444.08	8.276	52.61	52.61	52.61	585
55.01 - 60.00	100	15,236,929.98	1.69	152,369.30	8.103	57.85	59.42	57.85	598
60.01 - 65.00	145	24,447,017.89	2.72	168,600.12	8.166	62.91	63.18	62.91	597
65.01 - 70.00	244	40,038,020.69	4.45	164,090.25	8.149	68.37	69.17	68.37	596
70.01 - 75.00	327	61,623,365.47	6.85	188,450.66	8.150	73.76	75.12	73.76	608
75.01 - 80.00	1,504	252,569,484.44	28.06	167,931.84	8.120	79.77	91.51	79.77	622
80.01 - 85.00	542	88,433,878.20	9.82	163,162.14	8.861	84.34	84.57	83.66	604
85.01 - 90.00	840	151,472,529.23	16.83	180,324.44	8.715	89.67	89.75	86.53	628
90.01 - 95.00	849	129,985,353.25	14.44	153,104.07	9.409	94.83	94.85	83.36	631
95.01 - 100.00	996	108,966,673.75	12.10	109,404.29	9.769	99.91	99.91	86.94	646
Total:	5,782	900,250,725.91	100.00	155,698.85	8.688	83.66	87.17	79.84	621

The weighted-average Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 83.66%.

Fully Combined Loan-To-Value Ratio of the Mortgage Loans at Origination
Fully Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
7.52 - 10.00	3	121,909.52	0.01	40,636.51	9.711	8.40	8.40	8.40	587
10.01 - 15.00	7	332,438.80	0.04	47,491.26	9.643	13.62	13.62	13.62	550
15.01 - 20.00	2	199,753.69	0.02	99,876.85	8.469	16.47	16.47	16.47	734
20.01 - 25.00	9	480,970.41	0.05	53,441.16	8.228	23.14	23.14	23.14	614
25.01 - 30.00	11	1,397,583.84	0.16	127,053.08	7.953	27.88	27.88	27.88	608
30.01 - 35.00	22	1,694,948.89	0.19	77,043.13	8.898	32.38	32.38	32.38	568
35.01 - 40.00	33	4,009,587.54	0.45	121,502.65	8.181	37.94	37.94	37.94	613
40.01 - 45.00	28	3,250,039.80	0.36	116,072.85	8.260	43.04	43.04	43.04	601
45.01 - 50.00	48	6,209,572.98	0.69	129,366.10	8.172	47.57	47.57	47.57	601
50.01 - 55.00	70	9,551,085.66	1.06	136,444.08	8.276	52.61	52.61	52.61	585
55.01 - 60.00	98	14,645,678.30	1.63	149,445.70	8.134	57.78	57.78	57.78	597
60.01 - 65.00	142	24,059,555.50	2.67	169,433.49	8.171	62.90	62.90	62.90	595
65.01 - 70.00	240	38,132,060.03	4.24	158,883.58	8.216	68.42	68.42	68.42	590
70.01 - 75.00	302	57,360,719.15	6.37	189,936.16	8.157	73.68	73.73	73.68	605
75.01 - 80.00	606	100,605,343.64	11.18	166,015.42	8.513	79.30	79.46	79.30	602
80.01 - 85.00	525	86,500,881.88	9.61	164,763.58	8.850	84.23	84.32	83.58	604
85.01 - 90.00	849	154,349,748.03	17.15	181,801.82	8.693	89.22	89.64	86.31	629
90.01 - 95.00	922	145,481,571.47	16.16	157,789.12	9.260	93.27	94.79	82.84	632
95.01 - 100.00	1,865	251,867,276.78	27.98	135,049.48	8.686	88.59	99.88	82.97	639
Total:	5,782	900,250,725.91	100.00	155,698.85	8.688	83.66	87.17	79.84	621

The weighted-average Fully Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 87.17%.

Effective Loan-To-Value Ratio of the Mortgage Loans at Origination
Effective Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
8.15 - 10.00	3	121,909.52	0.01	40,636.51	9.711	8.40	8.40	8.40	587
10.01 - 15.00	7	332,438.80	0.04	47,491.26	9.643	13.62	13.62	13.62	550
15.01 - 20.00	2	199,753.69	0.02	99,876.85	8.469	16.47	16.47	16.47	734
20.01 - 25.00	9	480,970.41	0.05	53,441.16	8.228	23.14	23.14	23.14	614
25.01 - 30.00	11	1,397,583.84	0.16	127,053.08	7.953	27.88	27.88	27.88	608
30.01 - 35.00	23	1,779,752.18	0.20	77,380.53	8.795	32.33	34.79	32.33	577
35.01 - 40.00	33	4,009,587.54	0.45	121,502.65	8.181	37.94	37.94	37.94	613
40.01 - 45.00	28	3,250,039.80	0.36	116,072.85	8.260	43.04	43.04	43.04	601
45.01 - 50.00	49	6,354,351.57	0.71	129,680.64	8.200	47.63	48.11	47.63	599
50.01 - 55.00	70	9,551,085.66	1.06	136,444.08	8.276	52.61	52.61	52.61	585
55.01 - 60.00	100	15,236,929.98	1.69	152,369.30	8.103	57.85	59.42	57.85	598
60.01 - 65.00	820	120,888,697.80	13.43	147,425.24	9.243	89.65	89.75	64.40	615
65.01 - 70.00	320	52,590,226.46	5.84	164,344.46	8.343	73.83	74.45	68.05	602
70.01 - 75.00	367	67,175,423.20	7.46	183,039.30	8.221	74.66	75.96	73.82	607
75.01 - 80.00	1,528	255,081,923.63	28.33	166,938.43	8.124	79.86	91.49	79.76	622
80.01 - 85.00	490	82,073,798.87	9.12	167,497.55	8.844	84.32	84.51	84.32	604
85.01 - 90.00	699	131,091,860.58	14.56	187,542.00	8.649	89.64	89.70	89.64	631
90.01 - 95.00	502	80,101,612.63	8.90	159,564.97	9.315	94.82	94.86	94.82	640
95.01 - 100.00	721	68,532,779.75	7.61	95,052.40	9.975	99.90	99.90	99.90	654
Total:	5,782	900,250,725.91	100.00	155,698.85	8.688	83.66	87.17	79.84	621

The weighted-average Effective loan-to-value ratio of the mortgage loans as of the cut-off date was 79.84%.

Occupancy Type of the Mortgage Loans at Origination
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
Primary	5,199	818,085,641.27	90.87	157,354.42	8.628	83.35	87.18	79.61	617
Investor	500	65,294,058.67	7.25	130,588.12	9.395	87.03	87.34	82.51	665
Second Home	83	16,871,025.97	1.87	203,265.37	8.862	85.63	85.81	80.62	649
Total:	5,782	900,250,725.91	100.00	155,698.85	8.688	83.66	87.17	79.84	621

Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
Single Family Detached	5,157	785,900,228.05	87.30	152,394.85	8.693	83.54	87.08	79.80	619
Condo Low	297	48,763,842.84	5.42	164,188.02	8.519	84.81	90.01	79.66	639
2-4 Family	231	46,474,598.31	5.16	201,188.74	8.752	84.13	86.05	79.57	649
PUD	85	15,652,223.20	1.74	184,143.80	8.763	83.78	85.06	81.49	626
Condo High	11	3,226,237.01	0.36	293,294.27	8.757	88.38	91.41	88.38	635
Town House	1	233,596.50	0.03	233,596.50	8.790	90.00	90.00	90.00	626
Total:	5,782	900,250,725.91	100.00	155,698.85	8.688	83.66	87.17	79.84	621

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
Refinance Cash Out	2,445	425,968,866.99	47.32	174,220.40	8.482	78.80	80.07	75.83	610
Purchase	2,874	401,892,856.79	44.64	139,837.46	8.873	88.69	94.89	83.91	635
Refinance Rate Term	463	72,389,002.13	8.04	156,347.74	8.872	84.38	86.02	80.84	616
Total:	5,782	900,250,725.91	100.00	155,698.85	8.688	83.66	87.17	79.84	621

Documentation Type of the Mortgage Loans at Origination
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
Full	4,433	617,138,543.04	68.55	139,214.65	8.648	82.71	86.62	78.97	606
Stated Income	785	159,820,149.08	17.75	203,592.55	9.102	88.63	89.99	83.20	667
Full Doc W/12mo Personal	360	70,640,917.56	7.85	196,224.77	8.249	80.10	84.98	78.99	619
Stated Income W/voa	119	28,460,258.20	3.16	239,161.83	8.852	87.98	93.08	82.74	678
Full Doc W/12mo Business	41	11,138,934.00	1.24	271,681.32	7.993	80.13	81.19	78.69	639
No Doc No VOA	29	10,511,134.42	1.17	362,452.91	8.094	81.81	83.98	80.04	644
Lite Doc - 6mo Bank Stmnt	15	2,540,789.61	0.28	169,385.97	8.106	75.27	76.30	75.16	634
Total:	5,782	900,250,725.91	100.00	155,698.85	8.688	83.66	87.17	79.84	621

Lien Position of the Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
1	5,301	881,173,577.67	97.88	166,227.80	8.621	83.32	86.90	79.41	621
2	481	19,077,148.24	2.12	39,661.43	11.781	99.53	99.53	99.53	627
Total:	5,782	900,250,725.91	100.00	155,698.85	8.688	83.66	87.17	79.84	621

Index of the Mortgage Loans
Index	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
One Year CMT	36	11,398,913.65	1.58	316,636.49	9.038	85.44	87.16	81.07	643
Six-Month LIBOR	4,155	710,999,553.60	98.42	171,119.03	8.640	84.22	88.13	79.69	620
Total:	4,191	722,398,467.25	100.00	172,369.00	8.646	84.24	88.12	79.72	620

Prepayment Penalty Status of the Mortgage Loans at Origination
Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
No Prepayment Penalty	1,782	267,763,900.94	29.74	150,260.33	9.143	85.29	87.35	80.88	627
Has Prepayment Penalty	4,000	632,486,824.97	70.26	158,121.71	8.495	82.97	87.09	79.40	619
Total:	5,782	900,250,725.91	100.00	155,698.85	8.688	83.66	87.17	79.84	621

Prepayment Penalty Term of the Mortgage Loans at Origination
Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
None	1,782	267,763,900.94	29.74	150,260.33	9.143	85.29	87.35	80.88	627
12	103	21,238,833.83	2.36	206,202.27	8.819	84.43	85.82	80.41	619
24	3,121	503,637,029.68	55.94	161,370.40	8.492	83.70	88.14	79.59	618
36	776	107,610,961.46	11.95	138,673.92	8.448	79.28	82.41	78.31	624
Total:	5,782	900,250,725.91	100.00	155,698.85	8.688	83.66	87.17	79.84	621

Geographic Concentration of the Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
California	369	120,644,704.48	13.40	326,950.42	8.013	80.29	84.74	77.59	634
Florida	380	71,953,266.83	7.99	189,350.70	8.675	82.31	84.63	79.61	628
Illinois	360	54,357,168.32	6.04	150,992.13	9.008	86.05	88.03	79.50	619
Texas	355	43,141,367.55	4.79	121,524.98	9.020	85.65	88.91	83.88	617
Maryland	196	42,625,499.85	4.73	217,477.04	8.366	81.08	84.73	77.37	612
Arizona	200	41,382,143.82	4.60	206,910.72	8.434	82.64	85.96	80.48	627
New Jersey	134	33,384,646.15	3.71	249,139.15	8.645	81.08	83.07	75.80	621
Georgia	215	33,199,749.01	3.69	154,417.44	9.056	89.39	91.58	87.53	625
Wisconsin	246	29,389,960.30	3.26	119,471.38	9.019	86.43	89.57	78.85	617
Virginia	168	28,393,143.44	3.15	169,006.81	8.527	81.54	84.55	78.78	613
Pennsylvania	250	28,282,142.66	3.14	113,128.57	8.881	85.40	88.92	80.69	616
New York	135	27,632,251.45	3.07	204,683.34	8.561	80.76	83.50	75.20	630
Michigan	212	23,374,977.53	2.60	110,259.33	9.127	85.48	87.66	81.32	608
Ohio	235	21,848,141.59	2.43	92,970.82	9.287	89.00	91.89	82.19	616
Washington	115	19,931,782.11	2.21	173,319.84	8.247	81.19	87.40	79.20	620
Missouri	191	19,694,229.29	2.19	103,111.15	9.080	85.99	89.75	82.72	612
Colorado	101	19,263,315.24	2.14	190,725.89	8.468	85.15	93.27	82.30	645
Minnesota	140	18,894,468.79	2.10	134,960.49	8.712	84.39	89.42	80.33	627
North Carolina	149	17,747,230.47	1.97	119,108.93	9.014	86.75	90.99	84.22	614
Massachusetts	67	16,500,730.52	1.83	246,279.56	8.586	84.10	87.71	80.45	623
Indiana	180	15,314,317.52	1.70	85,079.54	9.289	87.06	90.70	80.89	609
Nevada	65	14,744,184.78	1.64	226,833.61	8.318	80.08	83.91	76.91	612
Tennessee	115	12,423,370.62	1.38	108,029.31	8.689	86.91	90.15	83.57	618
Louisiana	115	12,073,744.30	1.34	104,989.08	8.969	86.72	91.92	81.53	618
South Carolina	91	11,652,951.18	1.29	128,054.41	9.158	84.70	88.94	79.38	611
Alabama	88	11,022,774.98	1.22	125,258.81	8.837	88.40	92.86	81.29	608
Oregon	40	9,212,969.62	1.02	230,324.24	8.128	79.18	83.29	78.33	625
Iowa	113	8,838,192.27	0.98	78,214.09	9.239	85.71	92.76	77.81	610
Arkansas	61	6,814,355.55	0.76	111,710.75	9.219	89.40	89.40	85.28	617
Delaware	38	6,787,068.43	0.75	178,607.06	8.568	81.29	85.64	77.58	619
Oklahoma	80	6,671,231.62	0.74	83,390.40	9.367	87.40	90.10	81.97	606
Mississippi	67	5,887,153.78	0.65	87,867.97	9.257	87.07	89.12	83.54	600
Idaho	37	5,847,164.13	0.65	158,031.46	8.969	81.36	85.64	76.45	615
District of Columbia	25	5,746,885.31	0.64	229,875.41	8.145	70.84	71.37	67.72	605
Kansas	53	5,460,176.05	0.61	103,022.19	9.317	86.43	92.65	78.57	630
Nebraska	62	5,374,435.25	0.60	86,684.44	9.211	84.61	91.62	78.49	631
Utah	32	5,015,039.00	0.56	156,719.97	8.408	81.61	83.33	79.05	626
New Mexico	45	4,989,239.44	0.55	110,871.99	9.358	83.86	88.45	79.08	603
Connecticut	26	4,853,997.02	0.54	186,692.19	8.825	76.14	76.14	72.93	589
Alaska	23	4,533,112.76	0.50	197,091.86	8.731	84.86	86.15	83.10	616
West Virginia	47	4,515,920.14	0.50	96,083.41	8.690	81.02	85.64	78.51	608
Kentucky	35	3,858,081.55	0.43	110,230.90	8.731	86.54	90.98	85.50	618
Montana	26	3,096,702.10	0.34	119,103.93	8.704	84.94	88.79	82.49	634
Rhode Island	12	2,663,631.70	0.30	221,969.31	8.675	83.09	83.09	77.21	631
New Hampshire	13	2,485,010.82	0.28	191,154.68	8.860	82.82	86.42	79.17	627
Wyoming	22	2,424,406.24	0.27	110,200.28	9.171	89.16	96.41	87.40	628
South Dakota	24	2,215,569.68	0.25	92,315.40	9.015	84.27	94.33	80.90	617
Maine	11	1,561,371.53	0.17	141,942.87	7.985	77.95	83.01	73.76	628
North Dakota	14	1,379,439.04	0.15	98,531.36	9.278	90.87	91.93	87.06	612
Hawaii	4	1,147,310.10	0.13	286,827.53	8.643	77.47	77.47	77.47	669
Total:	5,782	900,250,725.91	100.00	155,698.85	8.688	83.66	87.17	79.84	621

Mortgage Insurance Status of the Mortgage Loans at Origination
Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
Curltv<=80	3,037	440,556,962.28	48.94	145,063.21	8.298	74.83	81.91	74.83	614
No Pmi	1,930	342,635,381.03	38.06	177,531.29	8.942	91.08	91.16	91.08	632
United Guaranty (Added By CGM)	639	90,047,708.76	10.00	140,919.73	9.531	96.19	96.25	64.76	617
United Guaranty	156	24,973,153.66	2.77	160,084.32	9.045	91.90	92.07	68.40	624
Rmic	10	701,036.81	0.08	70,103.68	9.059	87.30	87.72	78.87	608
Triad	3	670,871.37	0.07	223,623.79	7.811	93.42	93.42	79.61	620
Pmi	6	616,490.45	0.07	102,748.41	8.864	90.24	90.88	79.67	638
Radian	1	49,121.55	0.01	49,121.55	9.250	90.00	90.00	79.20	637
Total:	5,782	900,250,725.91	100.00	155,698.85	8.688	83.66	87.17	79.84	621

Mortgage Insurance Coverage of the Mortgage Loans
Mortgage Insurance Coverage %	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
N/A	4,967	783,192,343.31	87.00	157,679.15	8.580	81.94	85.96	81.94	622
6	12	808,021.60	0.09	67,335.13	9.549	84.70	85.54	79.61	624
12	49	6,525,610.87	0.72	133,175.73	8.902	85.38	85.99	75.14	601
16	3	730,864.45	0.08	243,621.48	7.608	95.00	95.00	79.80	634
25	48	8,834,058.72	0.98	184,042.89	8.861	89.68	89.71	67.26	606
28	84	10,573,056.79	1.17	125,869.72	9.439	90.00	90.50	64.80	606
29	1	134,199.89	0.01	134,199.89	10.125	91.41	91.41	64.90	600
30	35	4,720,741.93	0.52	134,878.34	9.255	94.47	94.47	66.13	643
31	14	3,033,136.81	0.34	216,652.63	8.976	93.63	93.63	64.61	610
32	294	41,264,797.54	4.58	140,356.45	9.670	94.98	94.98	64.59	612
33	1	145,261.65	0.02	145,261.65	11.750	95.63	95.63	64.07	652
34	4	860,537.26	0.10	215,134.32	8.868	97.73	97.73	64.50	624
35	270	39,428,095.09	4.38	146,029.98	9.424	99.99	99.99	64.99	632
Total:	5,782	900,250,725.91	100.00	155,698.85	8.688	83.66	87.17	79.84	621

Credit Score of the Mortgage Loans at Origination
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
N/A	31	1,940,114.30	0.22	62,584.33	10.386	78.38	78.64	77.27	N/A
500 - 524	179	20,675,574.82	2.30	115,506.00	9.853	68.60	68.66	68.55	514
525 - 549	345	44,624,902.21	4.96	129,347.54	9.510	74.25	74.43	74.05	538
550 - 574	636	92,257,709.41	10.25	145,059.29	9.056	80.19	80.72	75.31	564
575 - 599	1,074	148,325,212.60	16.48	138,105.41	8.670	82.09	86.46	79.39	587
600 - 624	1,164	174,784,562.40	19.42	150,158.56	8.530	85.50	89.61	79.37	612
625 - 649	1,050	177,003,863.47	19.66	168,575.11	8.535	85.41	89.35	81.32	637
650 - 674	694	124,209,714.72	13.80	178,976.53	8.566	87.09	90.73	82.28	660
675 - 699	319	61,380,381.45	6.82	192,414.99	8.452	85.60	90.56	83.33	686
700 - 724	133	23,093,850.52	2.57	173,637.97	8.712	88.58	93.40	87.60	711
725 - 749	74	15,507,568.40	1.72	209,561.74	8.289	83.97	90.76	82.85	736
750 - 774	52	11,458,372.70	1.27	220,353.32	8.271	84.30	88.75	84.07	761
775 - 799	23	3,478,636.99	0.39	151,245.09	8.438	80.74	82.96	80.46	784
800 - 824	7	1,450,351.26	0.16	207,193.04	8.872	88.14	89.89	88.14	805
825 - 830	1	59,910.66	0.01	59,910.66	7.500	21.43	21.43	21.43	830
Total:	5,782	900,250,725.91	100.00	155,698.85	8.688	83.66	87.17	79.84	621

The non-zero weighted-average credit score of the mortgage loans as of the cut-off date was 621.
Debt-To-Income Ratio of the Mortgage Loans at Origination
Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
N/A	8	793,860.87	0.09	99,232.61	9.958	92.00	94.89	92.00	659
0.01 - 10.00	79	10,429,204.87	1.16	132,015.25	8.526	81.15	82.68	79.83	637
10.01 - 20.00	302	26,354,533.46	2.93	87,266.67	9.334	83.76	84.24	81.56	624
20.01 - 30.00	738	80,522,357.64	8.94	109,108.89	8.937	81.94	84.16	78.85	615
30.01 - 40.00	1,325	179,500,865.00	19.94	135,472.35	8.797	82.78	85.30	79.22	617
40.01 - 50.00	1,983	346,116,462.97	38.45	174,541.84	8.695	84.17	88.02	80.06	625
50.01+	1,347	256,533,441.10	28.50	190,447.99	8.460	84.20	88.72	80.08	621
Total:	5,782	900,250,725.91	100.00	155,698.85	8.688	83.66	87.17	79.84	621

The non-zero weighted-average debt-to-income ratio of the mortgage loans as of the cut-off date was 42.64%.

Channel of the Mortgage Loans
Channel (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
Correspond	1,618	207,190,393.16	23.01	128,053.40	8.998	84.77	86.35	81.28	621
Retail	2,462	414,192,359.11	46.01	168,234.10	8.529	80.78	87.35	77.82	618
Wholesale	1,702	278,867,973.64	30.98	163,847.22	8.693	87.12	87.50	81.77	627
Total:	5,782	900,250,725.91	100.00	155,698.85	8.688	83.66	87.17	79.84	621

Margin of the Adjustable-Rate Mortgage Loans
Range of Margins of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
2.500 - 2.500	1	234,242.13	0.03	234,242.13	6.250	80.00	100.00	80.00	670
2.501 - 3.000	4	564,321.15	0.08	141,080.29	6.721	78.88	96.26	78.88	604
3.001 - 3.500	14	2,951,068.17	0.41	210,790.58	7.431	82.89	85.34	82.23	634
3.501 - 4.000	18	3,352,119.82	0.46	186,228.88	7.494	80.90	85.63	77.10	658
4.001 - 4.500	174	42,112,360.71	5.83	242,025.06	7.399	76.31	85.99	75.58	654
4.501 - 5.000	619	116,798,513.76	16.17	188,689.04	7.744	78.13	88.05	77.55	628
5.001 - 5.500	816	147,413,952.44	20.41	180,654.35	8.204	80.67	86.36	78.32	619
5.501 - 6.000	566	104,817,874.60	14.51	185,190.59	8.585	85.17	87.17	81.50	617
6.001 - 6.500	1,663	256,347,322.91	35.49	154,147.52	9.420	89.53	89.89	81.42	615
6.501 - 7.000	161	24,665,174.77	3.41	153,199.84	9.277	87.72	89.13	80.90	604
7.001 - 7.500	99	13,531,696.43	1.87	136,683.80	9.754	85.80	86.97	77.63	598
7.501 - 8.000	48	8,142,446.06	1.13	169,634.29	9.604	86.55	87.27	80.39	603
8.001 - 8.500	4	1,130,011.49	0.16	282,502.87	9.532	92.85	92.85	81.74	646
8.501 - 9.000	3	247,380.94	0.03	82,460.31	10.943	94.51	94.51	81.01	686
9.001 - 9.120	1	89,981.87	0.01	89,981.87	11.450	84.21	84.21	84.21	634
Total:	4,191	722,398,467.25	100.00	172,369.00	8.646	84.24	88.12	79.72	620

The weighted-average margin of the adjustable rate mortgage loans as of the cut-off date was 5.745%.

Next Rate Adjustment Date of the Adjustable-Rate Mortgage Loans
Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
2007-01	1	118,493.13	0.02	118,493.13	7.675	95.00	95.00	79.80	679
2007-04	2	532,260.38	0.07	266,130.19	7.769	81.55	98.45	79.88	660
2007-05	3	471,934.77	0.07	157,311.59	8.509	60.19	60.19	60.19	574
2007-06	3	862,599.57	0.12	287,533.19	7.208	75.79	75.79	71.80	613
2007-07	21	3,780,654.36	0.52	180,031.16	7.076	84.90	89.32	82.23	613
2007-08	12	3,630,066.41	0.50	302,505.53	8.612	82.60	82.60	77.38	615
2007-09	21	6,842,024.69	0.95	325,810.70	9.362	88.52	90.07	84.52	661
2007-10	1	105,308.91	0.01	105,308.91	7.500	77.79	77.79	77.79	592
2007-11	6	804,311.05	0.11	134,051.84	7.458	75.31	83.37	75.31	579
2007-12	9	1,021,571.06	0.14	113,507.90	9.382	79.85	81.67	79.41	556
2008-01	29	3,179,225.52	0.44	109,628.47	8.631	79.50	83.63	76.82	598
2008-02	24	1,968,802.11	0.27	82,033.42	9.176	81.64	86.93	76.16	584
2008-03	30	4,039,228.76	0.56	134,640.96	8.848	81.50	82.99	71.33	589
2008-04	15	1,893,407.01	0.26	126,227.13	8.355	80.48	87.91	76.92	613
2008-05	12	1,501,486.09	0.21	125,123.84	8.721	82.25	87.59	71.94	627
2008-06	53	7,672,966.21	1.06	144,772.95	8.994	87.28	89.60	72.02	603
2008-07	220	41,153,803.77	5.70	187,062.74	8.729	84.38	86.79	76.47	619
2008-08	461	77,585,748.47	10.74	168,298.80	8.783	84.96	87.98	80.07	618
2008-09	3,129	541,253,561.70	74.92	172,979.73	8.627	84.22	88.36	80.11	620
2008-10	12	4,006,512.75	0.55	333,876.06	8.117	86.03	86.03	76.95	629
2009-02	1	478,179.64	0.07	478,179.64	6.750	71.94	71.94	71.94	693
2009-03	1	102,619.44	0.01	102,619.44	8.375	80.00	100.00	80.00	687
2009-05	1	119,571.61	0.02	119,571.61	8.675	49.59	49.59	49.59	643
2009-06	5	418,521.29	0.06	83,704.26	9.865	76.54	88.61	69.54	597
2009-07	14	1,598,102.93	0.22	114,150.21	8.802	83.28	92.34	78.80	629
2009-08	26	3,030,724.86	0.42	116,566.34	8.947	80.71	93.95	80.71	606
2009-09	79	14,226,780.76	1.97	180,085.83	8.418	83.62	87.11	81.53	630
Total:	4,191	722,398,467.25	100.00	172,369.00	8.646	84.24	88.12	79.72	620

The weighted-average next rate adjustment date of the adjustable rate mortgage loans as of the cut-off date was August 21, 2008.

Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans
Range of Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
11.500 - 11.500	1	407,888.07	0.06	407,888.07	5.500	80.00	100.00	80.00	584
11.501 - 12.000	5	1,258,576.73	0.17	251,715.35	5.885	82.40	92.81	82.40	686
12.001 - 12.500	35	9,826,025.89	1.36	280,743.60	6.366	78.31	89.50	78.31	654
12.501 - 13.000	139	36,915,125.12	5.11	265,576.44	6.854	75.76	84.34	75.76	643
13.001 - 13.500	325	71,930,183.92	9.96	221,323.64	7.361	77.35	85.38	77.13	627
13.501 - 14.000	571	119,732,775.69	16.57	209,689.62	7.825	80.08	86.23	78.67	624
14.001 - 14.500	580	110,407,979.02	15.28	190,358.58	8.340	83.28	88.04	79.81	619
14.501 - 15.000	770	133,561,458.40	18.49	173,456.44	8.807	86.63	88.99	81.17	618
15.001 - 15.500	583	92,920,814.76	12.86	159,383.90	9.309	88.42	89.94	81.63	617
15.501 - 16.000	515	66,034,834.84	9.14	128,222.98	9.787	89.66	90.26	81.10	612
16.001 - 16.500	282	39,966,750.96	5.53	141,726.07	10.295	89.72	90.02	82.18	619
16.501 - 17.000	236	26,195,509.43	3.63	110,997.92	10.788	89.69	89.90	77.68	598
17.001 - 17.500	91	9,211,429.71	1.28	101,224.50	11.266	88.57	88.60	75.05	585
17.501 - 18.000	36	2,752,132.80	0.38	76,448.13	11.716	87.07	87.07	79.01	571
18.001 - 18.500	15	956,941.91	0.13	63,796.13	12.276	82.70	82.70	72.89	595
18.501 - 18.875	7	320,040.00	0.04	45,720.00	12.786	82.84	82.84	81.25	525
Total:	4,191	722,398,467.25	100.00	172,369.00	8.646	84.24	88.12	79.72	620

The weighted-average maximum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 14.649%.

Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans
Range of Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
2.500 - 2.500	1	234,242.13	0.03	234,242.13	6.250	80.00	100.00	80.00	670
2.501 - 3.000	4	564,321.15	0.08	141,080.29	6.721	78.88	96.26	78.88	604
3.001 - 3.500	14	2,951,068.17	0.41	210,790.58	7.431	82.89	85.34	82.23	634
3.501 - 4.000	14	2,477,448.46	0.34	176,960.60	7.436	81.23	86.86	76.08	657
4.001 - 4.500	147	36,394,617.95	5.04	247,582.44	7.349	76.62	87.55	75.79	656
4.501 - 5.000	579	109,510,979.60	15.16	189,138.13	7.718	77.80	88.24	77.29	629
5.001 - 5.500	765	137,267,622.92	19.00	179,434.80	8.173	80.53	86.44	78.24	619
5.501 - 6.000	474	88,840,221.17	12.30	187,426.63	8.568	85.45	87.26	81.98	616
6.001 - 6.500	1,583	244,206,455.39	33.80	154,268.13	9.430	89.74	90.02	81.38	615
6.501 - 7.000	104	17,985,405.06	2.49	172,936.59	8.907	87.10	87.38	81.49	614
7.001 - 7.500	71	10,082,977.20	1.40	142,013.76	8.958	82.47	85.02	76.35	604
7.501 - 8.000	57	11,749,663.11	1.63	206,134.44	8.220	80.65	83.68	78.09	631
8.001 - 8.500	63	13,448,599.74	1.86	213,469.84	8.386	82.78	86.35	80.77	617
8.501 - 9.000	86	15,647,741.28	2.17	181,950.48	8.763	83.60	85.05	78.07	614
9.001 - 9.500	79	12,350,421.28	1.71	156,334.45	9.308	86.57	87.80	80.44	611
9.501 - 10.000	75	8,892,636.63	1.23	118,568.49	9.791	87.84	90.24	80.60	603
10.001 - 10.500	42	6,015,036.63	0.83	143,215.16	10.217	87.84	89.52	82.49	618
10.501 - 11.000	23	2,691,079.17	0.37	117,003.44	10.763	88.30	88.30	79.86	587
11.001 - 11.500	7	842,863.94	0.12	120,409.13	11.199	85.71	85.71	83.83	576
11.501 - 12.000	2	154,140.92	0.02	77,070.46	11.653	80.58	80.58	80.58	525
12.001 - 12.250	1	90,925.35	0.01	90,925.35	12.250	70.00	70.00	70.00	551
Total:	4,191	722,398,467.25	100.00	172,369.00	8.646	84.24	88.12	79.72	620

The weighted-average minimum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 6.042%.

Initial Periodic Cap of the Adjustable-Rate Mortgage Loans
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
2.000	43	13,445,418.58	1.86	312,684.15	8.970	85.03	86.81	81.03	639
3.000	4,148	708,953,048.67	98.14	170,914.43	8.640	84.22	88.14	79.69	620
Total:	4,191	722,398,467.25	100.00	172,369.00	8.646	84.24	88.12	79.72	620

The weighted-average initial periodic cap of the adjustable rate mortgage loans as of the cut-off date was 2.981%.

Subsequent Periodic Cap of the Adjustable-Rate Mortgage Loans
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
1.000	4,142	708,697,044.30	98.10	171,100.20	8.638	84.22	88.12	79.69	620
1.500	6	1,196,764.42	0.17	199,460.74	8.898	83.90	95.06	83.90	660
2.000	43	12,504,658.53	1.73	290,806.01	9.070	85.20	87.03	80.90	637
Total:	4,191	722,398,467.25	100.00	172,369.00	8.646	84.24	88.12	79.72	620

The weighted-average subsequent periodic cap of the adjustable rate mortgage loans as of the cut-off date was 1.018%.

Interest Only Term of the Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
None	5,407	789,811,482.74	87.73	146,072.03	8.767	83.91	87.08	79.84	618
60	375	110,439,243.17	12.27	294,504.65	8.126	81.89	87.76	79.85	645
Total:	5,782	900,250,725.91	100.00	155,698.85	8.688	83.66	87.17	79.84	621

Historical Delinquency of the Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Fully Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
0x30 Days Delinquent	5,771	898,341,934.09	99.79	155,664.86	8.690	83.66	87.17	79.84	621
1x30 Days Delinquent	11	1,908,791.82	0.21	173,526.53	7.744	83.09	85.29	81.93	580
Total:	5,782	900,250,725.91	100.00	155,698.85	8.688	83.66	87.17	79.84	621

Rating Agency Contacts

Standard & Poor’s
	Daniel Larkin:	(212) 438-3014

Moody’s	Jason Shi	(212) 553-1709

DBRS	Quincy Tang:	(212) 806-3256
	Mark Zelmanovich:	(212) 806-3260